UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2019

One World Pharma, Inc.

(Exact name of registrant as specified in charter)

Nevada	333-200529	61-1744826
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 West Oquendo Road, Suite 301 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (800) 605-3201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2019, One World Pharma, Inc. (the “Company”), through its wholly-owned subsidiary OWP Ventures, Inc., acquired 51% of the outstanding shares of capital stock (the “Shares”) of Colcannapy S.A.S., a Colombian company (“Colcannapy”), for a purchase price of US$102,000, pursuant to a Share Purchase Agreement (the “Purchase Agreement”) among OWP Ventures, Inc. and Colcannapy’s shareholders.

Concurrently, with the Company’s acquisition of the Shares, Federación Colombiana de Consejos Regionales (“Fedecoré”) purchased the remaining 49% of Colcannapy’s outstanding shares of capital stock from Colcannapy’s shareholders, so that the Company and Fedecoré are now the only shareholders of Colcannapy.

Colcannapy is the holder of a Colombian seed license and 23 registered Colombian cultivars.

Item 8.01. Other Events.

On December 9, 2019, the Company issued a press release announcing its joint venture relationship with Fedecoré, which has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Share Purchase Agreement between OWP Ventures, Inc., Engineering Consulting S.A.S. and Lina María Isaza Díaz, dated September 26, 2019

Exhibit 99.1	Press Release issued by the Registrant on December 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Pharma, Inc.

Date: December 10, 2019

By:	/s/ Craig Ellins
Craig Ellins
Chief Executive Officer